                                                                    EXHIBIT 23.3

                                                                   (FINPRO LOGO)
                                                         Building value together

March 2, 2006

Board of Directors
Liberty Savings Mutual Holding Company
Liberty Bancorp, Inc.
Liberty Savings Bank, F.S.B.
16 West Franklin Street
Liberty, MO 64068-1637

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") and the inclusion of, summary of and references to our Conversion Valuation Appraisal Report and the valuation of Liberty Bancorp, Inc. provided by FinPro in the Form AC Application for Conversion, and any amendments thereto, for Liberty Savings Mutual Holding Company and in the SB-2 Registration Statement ("Registration Statement"), including the prospectus filed by Liberty Bancorp, Inc. and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the Registration Statement referenced above.

Very Truly Yours,


/s/ FinPro, Inc.
FinPro, Inc.

        20 CHURCH STREET - P.O. BOX 323 - LIBERTY CORNER, NJ 07938-0323 -
  TEL: 908.604.9336 - FAX: 908.604.5951 FINPRO@FINPRONJ.COM - WWW.FINPRONJ.COM